Exhibit 99.2

Unaudited Pro Forma Condensed

Consolidated Financial Statements

The following unaudited pro forma condensed consolidated balance sheet as of December 31, 2012 combines the historical consolidated balance sheet of World Surveillance Group Inc. and its subsidiaries as of December 31, 2012, and the balance sheet of Lighter Than Air Systems Corp. as of December 31, 2012, under the acquisition method of accounting, giving effect to the acquisition of Lighter Than Air Systems Corp. (the “LTAS” Acquisition”) by World Surveillance Group Inc. as if it had occurred on December 31, 2012.

The following unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2012 and the three-month period ended March 31, 2013, combine the historical consolidated statements of operations of World Surveillance Group Inc. and its subsidiaries for the year ended December 31, 2012 and the three months ended March 31, 2013, and the statements of operations for Lighter Than Air Systems Corp. for the year ended December 31, 2012 and the three month period ended March 31, 2013, in each case giving effect to the LTAS Acquisition as if it had occurred on January 1, 2012.

The unaudited pro forma condensed consolidated financial statements have been prepared giving effect to, among other things, the acquisition of Lighter Than Air Systems Corp. which will be accounted for as a purchase in accordance with ASC 805-10 “Business Combinations.” Under acquisition accounting, the total acquisition consideration will be allocated to the Lighter Than Air Systems Corp. assets and liabilities acquired based upon management’s preliminary estimates of fair value. The final allocation of the acquisition consideration will be based upon management’s final valuation analysis. Any adjustments based on that final valuation may change the allocations of the acquisition consideration, which could affect the fair value assigned to the assets and liabilities and result in a change to the unaudited pro forma condensed consolidated financial statements. Any such changes may be material.

The unaudited pro forma condensed consolidated financial statements are based on the estimates and assumptions set forth in the notes to such statements, which have been made solely for purposes of developing such pro forma information. The pro forma adjustments are based upon available information and certain assumptions that are factually supportable and that we believe are reasonable under the circumstances, and are subject to revision. The unaudited pro forma condensed consolidated financial statements are presented for informational purposes only, and we cannot assure you that the assumptions used in the preparation of the pro forma condensed consolidated financial statements will ultimately prove to be correct. The unaudited pro forma information is not necessarily indicative of the financial position or results of operations that may have actually occurred had the LTAS Acquisition taken place on the dates noted or the future financial position or operating results of the combined company.

WORLD SURVEILLANCE GROUP INC. AND SUBSIDIARIES

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2012

	Company as Reported (12/31/12)	Lighter Than Air Systems (12/31/12)		Pro Forma Adjustments	Pro Forma Consolidated

Contract Revenues	$200,000	$-		$-	$200,000
Sales	891,844	390,098		-	1,281,942
Cost of Sales	819,643	266,012		-	1,085,655
Gross Profit	72,201	124,086		-	196,287
Net Revenues	272,201	124,086		-	396,287

Operating Expenses	4,813,788	130,514	(1)	240,500	5,184,802
Acquisition-related Expenses	-	-	(2)	20,000	20,000

Loss from Operations	(4,541,587)	(6,428)		(260,500)	(4,808,515)

Other Income	1,178,734	113		-	1,178,847

Net Loss	$(3,362,853)	$(6,315)		$(260,500)	$(3,629,668)

Per Common Share:
Basic and Diluted	$(0.01)				$(0.01)

Weighted Average Shares Outstanding:
Basic and Diluted	420,841,556				445,773,250

WORLD SURVEILLANCE GROUP INC. AND SUBSIDIARIES

NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2012

(1)	To record LTAS annual compensation

Operating Expenses	$240,500

(2)	To record acquisition-related expenses

Legal and professional fees	$20,000

WORLD SURVEILLANCE GROUP INC. AND SUBSIDIARIES

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

DECEMBER 31, 2012

	Company as Reported (12/31/12)	Lighter Than Air Systems (12/31/12)		Pro Forma Adjustments	Pro Forma Consolidated
ASSETS

Current Assets	$202,674	$390,050	(2)	$(50,000)	$542,724
Property and Equipment	2,452,966	3,913			2,456,879
Goodwill	-	-	(1)	760,825	760,825
Other Long-term Assets	43,074	-			43,074
	$2,698,714	$393,963		$710,825	$3,803,502

Current Liabilities	$15,572,403	$232,288	(1)	$ 250,000	$16,004,691
			(2)	(50,000)
Long-term Liabilities	287,000	-			287,000
Stockholders’ Equity (Deficit)	(13,160,689)	161,675	(1)	510,825	(12,488,189)
	$2,698,714	$393,963		$710,825	$3,803,502

WORLD SURVEILLANCE GROUP INC. AND SUBSIDIARIES

NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

DECEMBER 31, 2012

(1)	To allocate the $922,500 purchase price of Lighter Than Air Systems Corp. over the fair value of the assets and liabilities acquired, net of consolidation elimination entry.

Goodwill	$760,825
Current liabilities	$250,000
Stockholders’ equity (deficit)	$510,825

(2)	To eliminate intercompany prepaid advance deposit and unearned revenues

Current liabilities	$50,000
Current assets	$50,000

WORLD SURVEILLANCE GROUP INC. AND SUBSIDIARIES

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2013

	Company as Reported (3/31/13)	Lighter Than Air Systems (3/31/13)		Pro Forma Adjustments	Pro Forma Consolidated

Sales	$526,177	$296,300	(1)	$(296,300)	$526,177
Cost of Sales	364,309	198,771	(1)	(198,771)	364,309
Gross Profit	161,868	97,539		(97,539)	161,868

Operating Expenses	507,586	30,425	(2)	42,775	580,786

Income (Loss) from Operations	(345,718)	67,114		(140,314)	(418,918)

Other Income (Expense)	(171,363)	10		-	(171,353)

Net Income (Loss)	$(517,081)	$67,124		$(140,314)	$(590,271)

Per Common Share:
Basic and Diluted	$(0.00)				$(0.00)

Basic and Diluted	489,871,669				514,871,669

WORLD SURVEILLANCE GROUP INC. AND SUBSIDIARIES

NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

THREE MONTHS ENDED MARCH 31, 2013

(1)	To eliminate intercompany sales and amounts previously reported

Sales	$(296,300)
Cost of Sales	(198,771)

(2)	To record LTAS quarterly compensation, net of amounts previously reported

Operating Expenses	$42,775